                                                                      EXHIBIT 5

                                ALSTON & BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777


                                  June 13, 1997


Board of Directors
Summit Bank Corporation
4360 Chamblee-Dunwoody Road
Atlanta, Georgia 30341

         Re: Form S-8 Registration Statement -- Summit Bank Corporation 1987 Key Employee Incentive Stock Option Plan

Ladies and Gentlemen:

         We have acted as counsel for Summit Bank Corporation, a Georgia corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 150,000 shares of the Corporation's common stock, $0.01 par value ("Common Stock"), that may be issued pursuant to the Summit Bank Corporation Key Employee Incentive Stock Option Plan (the "Plan"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(5) of Regulation S-K.

         This Opinion Letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive Standards"), which Interpretative Standards are incorporated in this Opinion Letter by this reference. Capitalized terms used in this Opinion Letter and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards and in the Registration Statement.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the laws of the State of Georgia as expressed in the Georgia Business Corporation Code, in reliance solely on published general compilations thereof as of the date hereof.

         Based upon the foregoing, it is our opinion that the 150,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                        Sincerely,

                                        ALSTON & BIRD LLP

                                        By:    /s/ Jeffrey A. Allred
                                           ----------------------------
                                           Jeffrey A. Allred